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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): February 2, 2009


                          COOPERATIVE BANKSHARES, INC.
               (Exact name of registrant as specified in charter)

 NORTH CAROLINA                0-24626                 56-1886527
(State or other              (Commission             (IRS Employer
jurisdiction of              File Number)           Identification No.)
incorporation)

              201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
              ---------------------------------------------

         On February 3, 2009, Cooperative Bankshares, Inc. (the "Company"), the parent company of Cooperative Bank (the "Bank"), issued a press release announcing that it is delaying the release of its earnings report for the quarter and year-ended December 31, 2008 as a result of an ongoing third-party analysis of its loan portfolio and a third-party analysis of its $5.5 million goodwill asset. A copy of the press release is attached to this Report as
Exhibit 99.1 and paragraphs one through five of such release are furnished herewith.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
              ------------------------------------------------------------------
              APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
              -------------------------------------------------------------
              CERTAIN OFFICERS.
              ----------------

         (b) On February 2, 2009, Frederick Willetts, III notified the Boards of Directors of the Company and the Bank of his intent to retire as President and Chief Executive Officer of the Company and the Bank effective February 3, 2009. Mr. Willetts will continue as Chairman of the Board of the Company and the Bank subsequent to his retirement as President and Chief Executive Officer.

         (c) Effective February 3, 2009, the Boards of Directors of the Company and the Bank appointed Todd L. Sammons, the Company's and the Bank's Executive Vice President and Chief Financial Officer, as Interim President and Chief Executive Officer of the Company and the Bank. Mr. Sammons, age 47, has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since 2000 and was promoted to Executive Vice President in 2008. Mr. Sammons will continue to serve as Chief Financial Officer of the Company and the Bank during his term as Interim President and Chief Executive Officer.

         Effective February 3, 2009, the Boards of Directors of the Company and the Bank also expanded the responsibilities of Craig L. Unwin, the Bank's Chief Credit Officer. In connection with his new responsibilities, it is expected that Mr. Unwin will be required to approve all Bank loans in excess of $50,000 except for one- to four-family mortgage loans that will be sold in the secondary market, which authority shall remain with Dickson B. Bridger, Executive Vice President of Mortgage Lending. Mr. Unwin's duties will also include, among other things, overseeing the Bank's entire loan portfolio, ensuring that lenders adhere to Bank loan policies, overseeing loan underwriting, credit quality and document credit quality and ensuring credit relationships remain within the Bank's legal lending limits. Mr. Unwin, age 59, has served as the Bank's Vice President of Credit Administration since 2004 and was promoted to Senior Vice President and Chief Credit Officer of the Bank in 2008. Before joining the Bank, Mr. Unwin served as Senior Credit Officer, Southeastern Region, for First Citizens Bank & Trust, Wilmington, North Carolina, from 2004 to 2006. Prior to that, Mr. Unwin was a Senior Commercial Lender at BB&T Bank in Wilmington, North Carolina.

         (e) In connection with his retirement as President and Chief Executive Officer of the Company and the Bank, Mr. Willetts' employment agreement with the Company and the Bank was terminated effective February 3, 2009.

         A copy of the press release aannouncing these changes is attached to this Report as Exhibit 99.1 and paragraphs one and six through nine of such release are incorporated herein by reference.

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ITEM 8.01     OTHER EVENTS.
              ------------

         Because the Bank's total risk-weighted capital level as of December 31, 2008 was below the 8% threshold to be considered "adequately capitalized" under the federal prompt corrective action regulations, the Federal Reserve Bank of Richmond ("FRB") has verbally notified the Bank that it will permit the Bank to draw on its line of credit with the FRB only in limited circumstances and for a short duration. As a result, as of the date of this Report, the Bank has repaid all outstanding advances under this line of credit, which totaled $25 million, and the Bank has available credit under this facility of up to $117 million.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
              ---------------------------------

         (d)  Exhibits

              Number            Description
              ------            -----------

              99.1              Press Release dated February 3, 2009



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COOPERATIVE BANKSHARES, INC.


                                           /s/ Todd L. Sammons
                                           -------------------------------------
                                           Todd L. Sammons
                                           Interim President and Chief Executive
                                           Officer and Chief Financial Officer


Date:  February 6, 2009